EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Delmar Bancorp on Form S-8 of our report, dated May 9, 2019 on the consolidated financial statements of Delmar Bancorp and its subsidiaries.

/s/ TGM GROUP LLC

Salisbury, Maryland

March 13, 2020